EXHIBIT 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

We, Michael M. McNamara and Christopher Collier, Chief Executive Officer and Chief Financial Officer, respectively, of Flextronics International Ltd. (the “Company”), hereby certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•
the Quarterly Report on Form 10-Q of the Company for the period ended July 1, 2016, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to Flextronics International Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	July 27, 2016	/s/ Michael M. McNamara
Michael M. McNamara
Chief Executive Officer
(Principal Executive Officer)

Date:	July 27, 2016	/s/ Christopher Collier
Christopher Collier
Chief Financial Officer
(Principal Financial Officer)